Exhibit 16.1

Ernst & Young LLP 835 N. College Avenue Suite 1125 Indianapolis, IN 46202	Tel: +1 317 681 7000 ey.com

July 28, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated July 28, 2026, of Inotiv Parent, LLC and are in agreement with the statements contained in the paragraphs under the heading Item 4.01. Changes in Registrant’s Certifying Accountant on page 5 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited